EXHIBIT 3.1

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TELEMEDIX, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER, A.D. 2000, AT 10:00 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SEAL


                                            /s/Edward J. Freel
                                            ----------------------------
                                            Edward J. Freel, Secretary of State

3284705 8100                                            AUTHENTICATION: 0664013
001453747                                               DATE: 09-08-00

                          CERTIFICATE OF INCORPORATION
                               OF TELEMEDIX, INC.



     FIRST: The name of the corporation is Telemedix, Inc.

     SECOND: The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, Delaware and in the county of New Castle 19801. The name of the corporations registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is 60,000,000, of which 50,000,000 shares shall be Common Stock, par value $.001 per share, and 10,000,000 shares shall be Preferred Stock, par value $.001 per share, to be issued in such series, with such powers, designations, preferences and relative, participating, optional and other rights and with such qualifications, limitations and restrictions as may be fixed and determined by the Board of Directors in its sole discretion.

     FIFTH: The name and mailing address of the incorporator is: Telemedix, Net, Ltd., 107 West Cheyenne Road, #710, Colorado Springs, CO 80906.

     SIXTH: The board of directors of the corporation shall have the power to adopt, amend or repeal the by-laws of the corporation.

     SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     NINTH: The corporation shall indemnify any and all directors, officers, employees and agents whom it has the power to indemnify pursuant to the General Corporation Law of Delaware against any and all expenses, judgments, fines, amounts paid in settlement and any other liabilities resulting from their actions or failures to act as such director, officer, employee or agent to the fullest extent permitted by law.


     The undersigned incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby executes and acknowledges the foregoing certificate of incorporation this 5th day of September, 2000.


                                       /s/Frank D. Sularz
                                       ________________________________
                                       Frank D.Sularz/Telemedix.Net, Ltd.
                                       Incorporator

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TELEMEDIX, INC.", CHANGING ITS NAME FROM "TELEMEDIX, INC." TO "EPAXSYS, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2001, AT 5 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SEAL


                                       /s/Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3284705 8100                                            AUTHENTICATION: 1419443
010543806                                               DATE: 10-31-01

                                    DELAWARE
                                THE FIRST STATE

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EPAXSYS, INC.", CHANGING ITS NAME FROM "EPAXSYS, INC." TO "WESTMONT VENTURE RESOURCES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 2003, AT 1:49 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SEAL


                                       /s/Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3284705 8100                                            AUTHENTICATION: 2775579
030762996                                               DATE: 11-26-03

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                   DELIVERED 01:49 PM 11/26/2003
                                                       FILED 01:49 PM 11/26/2003
                                                    SRV 030162996 - 3284705 FILE

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

EPAXSYS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation by unanimous written consent of its members, filed with the minutes of the board and recorded that a greater than sufficient majority of issued and outstanding shares as provided under Section 228 of the General Corporation Law of Delaware, duly adopted a resolution proposing and declaring advisable the following amendment of the Certificate of Incorporation of said corporation as follows:

     RESOLVED, That the Certificate of Incorporation of EPAXSYS, INC. be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

     The name of the corporation is Westmont Venture Resources, Inc.

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, said EPAXSYS, INC. has caused this certificate to be signed by Frank D. Sularz, it's Chairman/President this 24th day of November, 2003.



EPAXSYS, INC.

/s/Frank D. Sularz
---------------------
Chairman/President